UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2005

COMMUNITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16461	63-0868361
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68149 Main Street, Blountsville, Alabama 35031

(Address of Principal Executive Offices, including Zip Code)

(205) 429-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 12, 2005, Community Bank and Community Funding Corporation, wholly owned subsidiaries of Community Bancshares, Inc. (the “Company”), entered into a Real Property Sales Contract (the “Agreement”) with Salvatore Cangiano (the “Purchaser”), pursuant to which the Purchaser will purchase from the Company Heritage Valley Ranch, approximately 900 acres of property near Blountsville, Alabama, acquired by the Company in connection with mortgage foreclosures in December 2004.

Under the terms of the Agreement the Purchaser will pay to the Company $10 million in cash, contingent upon an inspection of the property being satisfactory to the Purchaser in the Purchaser’s sole discretion. The Agreement provides for the inspection to be completed within 30 days following the date of the Agreement and the closing of the sale to occur within 15 days following the completion of the inspection.

Neither the Company nor the Company’s officers, directors, or other affiliates, nor those persons’ respective affiliates had any prior material relationship with the Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCSHARES, INC.

/s/ Patrick M. Frawley
Patrick M. Frawley
Chairman, Chief Executive Officer and
President

Date: October 18, 2005